COOPER, MOLYNEUX & MAKUZ
Chartered Accountants
A Member Firm of Associated Accounting Firms International
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                                                            8th Floor
                                                            701 Evans Avenue
                                                            Etobicoke, Ontario
                                                            M9C 1A3

                                                            Tel:  (416) 626-6000
                                                            Fax:  (416) 626-8650

October 24, 1996

US Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
USA 20549

Dear Sir/Madam:

                             RE: SIDUS SYSTEMS INC.

We were previously the principal accountant for Sidus Systems Inc. (the "Company") and under the date February 8, 1996 (except with respect to Note 15, which is as of October 23, 1996), reported on the consolidated financial statements of the Company and its subsidiaries for the years ended November 30, 1995, November 30, 1994 and November 30, 1993. On March 18, 1996, our appointment as principal accountant was terminated. We have read the Company's statements included under the caption "Financial Statements" in the above referenced registration statement of Form 20-F as filed with the Commission, and we agree with such statements.


Yours very truly,


/s/ Cooper, Molyneux & Makuz

CHARTERED ACCOUNTANTS